AMENDMENT NO. 2 TO PURCHASE AGREEMENT

This Amendment No. 2 to Purchase Agreement (this “Amendment”), dated as of March 28, 2013, is entered into by and among SPACE SYSTEMS/LORAL, LLC (formerly called SPACE SYSTEMS/LORAL, INC.), a Delaware limited liability company (the “Company”), LORAL SPACE & COMMUNICATIONS INC., a Delaware corporation (the “Seller”), MACDONALD, DETTWILER AND ASSOCIATES LTD., a Canadian corporation (“MDA”), and MDA COMMUNICATIONS HOLDINGS, INC., a Delaware corporation and a wholly-owned subsidiary of MDA (“Purchaser” and, together with MDA and the Company, the “Purchaser Parties”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below).

RECITAL:

WHEREAS, the Company, the Seller, MDA and Purchaser entered into that certain Purchase Agreement, dated as of June 26, 2012 which Purchase Agreement was amended by Amendment No. 1 to the Purchase Agreement dated as of October 30, 2012 (as amended and in effect as of the date hereof, the “Purchase Agreement”); and

WHEREAS, the parties to the Purchase Agreement desire to amend the Purchase Agreement to change the Company’s Maximum Liability and, in connection therewith, to extend the due date of the payment due to Loral pursuant to the Land Note on March 31, 2013 to March 31, 2014, all as provided herein and in a separate amendment to the Land Note;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Covered Litigation.

(a)	The Company’s Maximum Liability set forth in Schedule 10.8 and the Company’s percentage of Covered Litigation Costs and Covered Litigation Damages, shall be amended as set forth in Schedule 10.8A(a) to this Amendment.

(b)	The parties to this Amendment shall make the payments set forth in Schedule 10.8A(b) to this Amendment.

2.	Land Note.

On the date hereof, MDA shall deliver to Seller the amended and restated Land Note, in the form of Exhibit A hereto, duly executed by MDA, which MDA acknowledges is backed by the existing letter of guarantee issued and delivered by the Royal Bank of Canada to Seller, a copy of which is attached as Exhibit B hereto (the “Existing Letter of Guarantee”). As soon as reasonably practicable following the date hereof, MDA shall deliver to Seller an amendment to the Existing Letter of Guarantee issued by the Royal Bank of Canada expressly acknowledging the amendment and restatement of the Land Note.

3.	Full Force and Effect.

Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Purchase Agreement shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment or waiver of any provision of the Purchase Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Purchase Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Purchase Agreement, and this Amendment and the Purchase Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Purchase Agreement. As used in the Purchase Agreement, the terms “this Agreement,” “herein,” “hereinafter,” “hereto,” and words of similar import shall mean and refer to, from and after the date of this Amendment, unless the context requires otherwise, the Purchase Agreement as amended by this Amendment. For the avoidance of doubt, references to the phrases “the date of this Agreement” or “the date hereof”, wherever used in the Purchase Agreement, as amended by this Amendment, shall mean June 26, 2012. In the event of any inconsistency between this Amendment and the Purchase Agreement with respect to the matter set forth herein, this Amendment shall take precedence.

4.	Governing Law.

This Amendment, and all matters arising out of or relating to this Amendment and the transactions contemplated hereby, including (a) its negotiation, execution, and validity, and (b) any claim or cause of action, whether in contract, tort or otherwise, shall be governed by, construed and interpreted in accordance with the laws of the State of New York, without regard to the conflicts of law rules and principles thereof.

5.	Counterpart.

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

LORAL SPACE & COMMUNICATIONS INC.

By: /s/ Avi Katz
Name: Avi Katz
Title: President, General Counsel and Secretary

SPACE SYSTEMS/LORAL, LLC

By: /s/ Daniel E. Friedmann
Name: Daniel E. Friedmann
Title: President and C.E.O.

MDA COMMUNICATIONS HOLDINGS, INC.

By: /s/ Daniel E. Friedmann
Name: Daniel E. Friedmann
Title: President and C.E.O.

MACDONALD, DETTWILER AND ASSOCIATES LTD.

By: /s/ Daniel E. Friedmann
Name: Daniel E. Friedmann
Title: President and C.E.O.